Exhibit 99.1

Chico's and Soma Intimates Brands
Fiscal 2014 and 2013 Quarterly Sales Disclosure
(unaudited)
(dollars in thousands)

	Chico's		Soma Intimates
	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Net sales:
First quarter	$372,288	$368,055	$67,833	$56,606
Second quarter	349,983	343,223	81,905	71,511
Third quarter	347,562	351,814	70,668	64,005
Fourth quarter	310,030	299,549	90,768	75,384
Full year	$1,379,863	$1,362,641	$311,174	$267,506

Comparable sales:
First quarter	(0.9)%	(3.8)%	9.3%	3.7%
Second quarter	0.7%	(4.8)%	4.7%	7.1%
Third quarter	(2.6)%	(4.7)%	3.7%	7.0%
Fourth quarter	1.2%	(3.0)%	13.7%	5.3%
Full year	(0.5)%	(4.1)%	8.0%	5.8%